KEYSTONE FINANCIAL, INC.

                             1992 DIRECTOR FEE PLAN
            (as amended through Amendment No. 4 adopted May 20, 1999)

                                    SECTION 1

                         Purpose; Reservation of Shares

         The purposes of the 1992 Director Fee Plan (the "Plan") are to provide Directors (as hereinafter defined) of Keystone Financial, Inc. (the "Corporation") and its Subsidiaries with payment alternatives for fees payable for services as a member of a Board (as hereinafter defined) or any committee thereof ("Director Fees") and to increase the identification of interests between such Directors and the shareholders of the Corporation by providing Directors the opportunity to elect to receive payment of Director Fees in shares of Common Stock, par value $2.00 per share, of the Corporation ("Common Stock"). For purposes of the Plan, the term "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Corporation, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. For each calendar year, the aggregate number of shares of Common Stock which may be issued under Current Stock Elections or credited to Deferred Stock Compensation Accounts for subsequent issuance under the Plan is limited to 75,000 shares, subject to adjustment and substitution as set forth in Section 5(b).

                                    SECTION 2

                                   Eligibility

         Any Director of the Corporation or a Subsidiary who is separately compensated for services on a Board or on any committee of a Board shall be eligible to participate in the Plan. The term "Director" shall include, in addition to actual Directors of the Corporation or a Subsidiary, individuals holding the status of advisory directors (as that term is used in applicable regulations of the Office of the Comptroller of the Currency) for a Subsidiary and to whom the Corporation may refer as "consulting directors," "business development directors," "non-bank board directors" or such other term as the Corporation may deem appropriate. The term "Board" shall include, in addition to the Board of Directors of the Corporation or a Subsidiary, any regional or advisory Board of a Subsidiary to which the Corporation may refer as a "Business Development Board," "Associate Board," "Regional Board" or such other term as the Corporation may deem appropriate.

                                    SECTION 3

                                    Elections

         (a) General. Each Director may elect to receive current payment of Director Fees (on the date on which the Director Fees are payable) either in cash or in shares of Common Stock. Each Director also may elect to defer payment of Director Fees for a calendar year and to receive such deferred payment either in cash or in shares of Common Stock. The election by a Director to receive payment of Director Fees other than in cash on the date on which the Director Fees are otherwise payable is made by filing with the Secretary of the Corporation a Notice of Election in the form prescribed by the Corporation (an "Election"). Director Fees earned at any time for which an Election is not effective shall be paid in cash on the date when the Director Fees are otherwise payable. Subject to the terms of the Plan, an Election may be changed, modified or terminated by filing with the Secretary of the Corporation a new Notice of Election, with respect to a change or modification, or a Notice of Termination in the form prescribed by the Corporation, with respect to a termination. Any Election shall terminate on the date a Director ceases to be a member of all Boards. Any Notice of Election or Notice of Termination shall become irrevocable when filed, except by the filing of a new Notice of Election or a Notice of Termination which thereafter becomes effective in accordance with the provisions of this Section 3. Notwithstanding the provisions set forth below regarding the effective date of an Election, no Election filed which changes or modifies an existing Election shall become effective until the existing Election is terminated or modified by the new Election under the provisions set forth below.

         (b) Current Stock Payment. Subject to the provisions of Sections 3(c) and 3(d), an Election to receive payment of Director Fees in shares of Common Stock on the date on which the Director Fees are payable (a "Current Stock Election") shall be effective on the date on which the Notice of Election is filed. The Current Stock Election may be terminated (i) by filing a Notice of Termination, in which case the termination shall be effective on the date the Notice of Termination is filed or (ii) by filing a Notice of Election changing the method of payment, in which case the termination shall be effective when the new Election becomes effective as provided in Section 3(c) or 3(d). During the period a Current Stock Election is effective, all Director Fees payable shall be paid by the issuance to the Director of a number of whole shares of Common Stock equal to the Director Fees payable divided by the Fair Market Value of one share of the Common Stock, as defined in Section 11 hereof, on the date on which such Director Fees are payable. Any amount of Director Fees which is not paid in Common Stock on the date otherwise payable because less than the Fair Market Value of a whole share shall be accumulated in cash without interest and added to the amount used in computing the number of shares of Common Stock issuable on the next succeeding date on which Director Fees are payable under the Current Stock Election. Any such accumulated fractional amount remaining as of the effective date of any termination of a Current Stock Election or of the termination of the Plan shall be paid to the Director in cash on the next succeeding date on which Director Fees would have been payable to the Director under the Current Stock Election. The Corporation shall issue share certificates to the Director for the shares of Common Stock acquired or, if requested in writing by the Director, the shares acquired shall be added to the Director's account under the Corporation's Dividend Reinvestment Plan. As of the date on which the Director Fees are payable in shares of Common Stock, the Director shall be a shareholder of the Corporation with respect to such shares.

         (c) Deferred Cash Payment. Subject to the next succeeding sentence, an Election to defer the receipt of all or a portion of Director Fees and to receive eventual payment of such Director Fees in cash (a "Cash Deferral Election") shall be effective on January 1 of the year following the date on which the Notice of Election is filed. A Cash Deferral Election shall be effective on the date the Notice of Election is filed with respect to Director Fees payable for any portion of a calendar year which remains at the time of a person's initial election to the office of Director, or any subsequent re-election if immediately prior thereto such person was not serving as a Director, provided the Director files such Notice of Election within 30 days subsequent to being elected or re-elected as a Director. If only a portion of Director's Fees otherwise payable during a calendar year are deferred pursuant to a Cash Deferral Election, the Director Fees deferred shall be the first Director Fees paid during such year after the Cash Deferral Election becomes effective up to the amount of the Director Fees subject to such Cash Deferral Election, and any later Director Fees with respect to such calendar year shall be paid to the Director currently in cash. A Cash Deferral Election may not be modified or terminated with respect to Director Fees payable for the calendar year or for any portion of a calendar year for which such Cash Deferral Election is effective, and such Cash Deferral Election, unless modified or terminated by filing a new Notice of Election or a Notice of Termination on or before December 31 immediately preceding the calendar year for which such modification or termination is to be effective, shall be effective for and apply to Director Fees payable with respect to each subsequent calendar year.

         (d) Deferred Stock Payment. Subject to the next succeeding sentence, an Election to defer the receipt of Director Fees and to receive eventual payment of such Director Fees in shares of Common Stock (a "Stock Deferral Election") shall be effective on January 1 of the year following the date on which the Notice of Election is filed. A Stock Deferral Election shall be effective on the date the Notice of Election is filed with respect to Director Fees payable for any portion of a calendar year which remains at the time of a person's initial election to the office of Director, or any subsequent re-election if immediately prior thereto such person was not serving as a Director, provided the Director files such Notice of Election within 30 days subsequent to being elected or re-elected as a Director. A Stock Deferral Election shall apply to all Director Fees otherwise payable while such Stock Deferral Election is effective. A Stock Deferral Election may not be modified or terminated with respect to Director Fees payable for the calendar year or for any portion of a calendar year for which such Stock Deferral Election is effective. A Stock Deferral Election may be modified or terminated with respect to future Director Fees payable, but such modification or termination shall not be effective until January 1 of the year following the date on which a new Notice of Election or a Notice of Termination is filed. A Stock Deferral Election shall continue in effect until the effective date of any modification or termination.

         (e) Transition Provision. To the extent there is any inconsistency between the provisions of the Plan as amended by Amendment No. 2 and a deferral election or the time of payment provisions of the Plan prior to such Amendment No. 2, with respect to deferrals of Director Fees for periods prior to January 1, 1994, the deferral election or prior Plan payment provisions shall control.

         (f) Retainer Fees. Notwithstanding any other provision contained in this Section 3, effective on the date provided in Section 3(f)(3), all retainer fees payable to Directors who are members of the Board of Directors of the Corporation or a Subsidiary for service in such capacity ("Retainer Fees") shall, to the extent shares remain available for such purpose under Section 1, be payable in shares of Common Stock on a current or deferred basis as provided in this Section 3(f). As used in this Section 3(f), the term "Director" shall include only persons who are actual members of the Board of Directors of the Corporation or a Subsidiary and shall not include any advisory, consulting, business development or similar directors.

                 (1) Current Payment. Unless a Retainer Deferral Election is effective for a Director as provided in Section 3(f)(2) or as otherwise provided in Section 3(f)(3), Retainer Fees shall be payable in the same manner as if a Current Stock Election had been made and become effective with respect to such Director Fees under Section 3(b).

                 (2) Deferred Payment. Subject to the next succeeding sentence, an Election to defer the receipt of Retainer Fees and to receive eventual payment of such Director Fees in shares of Common Stock (a "Retainer Deferral Election") shall be effective on January 1 of the year following the date on which the Notice of Election is filed. A Retainer Deferral Election shall be effective on the date the Notice of Election is filed with respect to Retainer Fees payable during any portion of a calendar year which remains at the time of a person's initial election to the office of Director or any subsequent re-election, if immediately prior thereto such person was not eligible to participate in the Plan, provided the Director files such Notice of Election prior to or within 30 days subsequent to being elected or re-elected as a Director. A Retainer Deferral Election shall apply to all Retainer Fees otherwise payable while such Retainer Deferral Election is effective, except that until January 1, 2000, a Retainer Deferral Election filed on or before December 31, 1998 shall apply only to Retainer Fees payable for services as a member of the Board of Directors of the Corporation. A Retainer Deferral Election may not be modified or terminated with respect to Retainer Fees payable for the calendar year or for any portion of a calendar year for which such Retainer Deferral Election is effective. A Retainer Deferral Election may be modified or terminated with respect to future Retainer Fees payable, but such modification or termination shall not be effective until January 1 of the year following the date on which a new Notice of Election or a Notice of Termination is filed. A Retainer Deferral
        Election shall continue in effect until the effective date of any modification or termination. For all purposes of the Plan other than this Section 3, a Retainer Deferral Election shall be considered and treated in the same manner as a Stock Deferral Election under Section 3(d).

                 (3) Effective Dates; Transition Provisions. This Section 3(f) is effective for Retainer Fees for services as a Director of the Corporation payable on or after May 16, 1995 and will be effective for Retainer Fees for services as a Director of a Subsidiary payable on or after May 20, 1999. The remaining provisions of this Section 3 and of the Plan shall continue to apply to all Director Fees other than Retainer Fees payable for services as a member of the Board of Directors of the Corporation or a Subsidiary. When this Section 3(f) becomes effective for a type of Retainer Fees and thereafter, all Elections other than Retainer Deferral Elections shall be deemed automatically modified to exclude such Retainer Fees, except that until January 1, 2000, a Stock Deferral Election filed on or before December 31, 1998 shall continue to apply to Retainer Fees payable for services as a Director of a Subsidiary.

                                    SECTION 4

                       Deferred Cash Compensation Account

         (a) General. The amount of any Director Fees deferred in accordance with a Cash Deferral Election shall be credited on the date on which such Director Fees are otherwise payable to a deferred cash compensation account maintained by the Corporation or a Subsidiary in the name of the Director (a "Deferred Cash Compensation Account"). A separate Deferred Cash Compensation Account shall be maintained for each calendar year for which a Director has elected a different number of payment installments or as otherwise determined by the Board of the Corporation.

         (b) Adjustment for Earnings or Losses. The amount in the Director's Deferred Cash Compensation Account shall be adjusted on a quarterly basis as of the last day of each calendar quarter to reflect net earnings, gains or losses for the quarter. The adjustment for earnings, gains or losses for each quarter shall be equal to the amount determined under (1) or (2) below as follows:

                  (1) Moody's Long-Term Corporate Bond Rates. The total amount determined by multiplying (A) one hundred and five percent (105%) of the average of the Moody's Long-Term Corporate Bond Rates for the three
         (3) months in the current calendar quarter divided by twelve, by (B) the balance in the Director's Deferred Cash Compensation Account as of the end of each month in the current quarter; or

                  (2) Deemed Investment Funds. The total amount determined by multiplying the rate earned (positive or negative) by each fund available under the Plan (taking into account earnings distributed and share appreciation (gains) or depreciation (losses) on the value of shares of the fund) for each month of the current calendar quarter by the portion of the balance in the Director's Deferred Cash Compensation Account as of the end of each such month, respectively, which is deemed to be invested in the fund pursuant to paragraph (3) below. Subject to elimination, modification or addition by the Corporation's Board of Directors, the funds available under the Plan for the Director's election of deemed investments pursuant to paragraph (3) below shall be the same as the funds (other than the Keystone Stock Fund) which are available from time to time for actual investment of participants' contributions under the Corporation's 401(k) Savings Plan.

                  (3)  Deemed Investment Elections.
                       ---------------------------

                           (A) The Director shall designate, on a form prescribed by the Corporation, the percentage, in ten percent (10%) multiples (or such other percentage as permitted from time to time by the Board of the Corporation), of the deferred Director Fees that are to be deemed to be invested in the available funds under paragraph (2) above, with the balance of the deferred Director Fees to receive interest credit according to paragraph (1) above. Said designation shall be effective on a date specified by the Board of the Corporation and remain in effect and apply to all subsequent deferred Director Fees until changed as provided below.

                           (B) A  Director  may elect to  change,  on a calendar
                  quarter basis, the deemed investment  election under paragraph
                  (A) above with respect to future deferred Director Fees among one or more of the options then available by written notice to the Secretary of the Corporation, on a form prescribed by the Corporation (or by voice or other form of notice permitted by the Corporation), at least 30 days before the first day of the calendar quarter as of which the change is to be effective, with such change to be effective for deferred Director Fees credited to the Deferred Cash Compensation Account on or after the effective date.

                           (C) A Director may elect to reallocate the balance of
                  his Deferred Cash Compensation Account, subject to limitations imposed by the Board of the Corporation, on a calendar quarter basis, in ten percent (10%) multiples (or such other percentage as permitted from time to time by the Board of the Corporation), among the deemed investment options then available. A Director may make such an election by written notice to the Secretary of the Corporation, on a form prescribed by the Corporation (or by voice or other form of notice permitted by the Corporation), at least 30 days before the first day of the calendar quarter as of which the transfer election is to be effective, with such transfer to be based on the value of the Deferred Cash Compensation Account on the last day of the preceding quarter.

                           (D) The  election  of  deemed  investments  among the
                  options provided above shall be the sole responsibility of each Director. The Corporation, the Subsidiaries, Directors, and Board members are not authorized to make any recommendation to any Director with respect to such election. Each Director assumes all risk connected with any adjustment to the value of his Deferred Cash Compensation Account. Neither the Board, the Corporation, nor any Subsidiary in any way guarantees against loss or depreciation.

                           (E) All payments from the Plan shall be made from the
                  portion of the Director's Deferred Cash Compensation Account which is deemed to be invested in the Moody's Long-Term Corporate Bond Rates first, the Fixed Income Fund next, the Balanced Fund next, the Core Equity Fund next, the Aggressive Equity Fund next, the Global Fund next, and last from all other funds in the order established by the Board of the Corporation.

                  (4) Other Options. In addition to, or in lieu of, the investment options described above, other funds may be established from time to time, as determined by the Corporation's Board of Directors, and such Board may provide any other form of investment option it determines to be advisable; provided, however, that such funds and options shall be made available and communicated to all Directors on a uniform basis.

         (c) Manner of Payment. The balance of a Director's Deferred Cash Compensation Account will be paid to the Director or, in the event of the Director's death, to the Director's designated beneficiary, in accordance with the Cash Deferral Election. A Director may elect at the time of filing of the Notice of Election for a Cash Deferral Election to receive payment of the Director Fees in annual installments rather than a lump sum, provided that the payment period for installment payments shall not exceed ten years following the Payment Commencement Date, as described in Section 6 hereof. The amount of any installment shall be determined by multiplying (i) the balance in the Director's Deferred Cash Compensation Account on the date of such installment by (ii) a fraction, the numerator of which is one and the denominator of which is the number of remaining unpaid installments. The balance of the Deferred Cash Compensation Account shall be appropriately reduced on the date of payment to the Director or the Director's designated beneficiary to reflect the installment payments made hereunder. Amounts held pending distribution pursuant to this
Section 4(c) shall continue to be credited with the earnings, gains or losses on a quarterly basis as described in Section 4(b) hereof. Notwithstanding the provisions of any Cash Deferral Election, if the balance in any Deferred Cash Compensation Account (including any separate Account maintained for a Director as referred to in the second sentence of Section 4(a)) as of the Payment Commencement Date is less than $5,000, the Corporation may in its discretion pay the balance of the Account to the Director or the Director's designated beneficiary in a single lump sum.

                                    SECTION 5

                       Deferred Stock Compensation Account

         (a) General. The amount of any Director Fees deferred in accordance with a Stock Deferral Election shall be credited to a deferred stock compensation account maintained by the Corporation or a Subsidiary in the name of the Director (a "Deferred Stock Compensation Account"). A separate Deferred Stock Compensation Account shall be maintained for each calendar year for which a Director has elected a different number of payment installments or as otherwise determined by the Board of the Corporation. On each date on which Director Fees are otherwise payable and a Stock Deferral Election is effective for a Director, the Director's Deferred Stock Compensation Account for that calendar year shall be credited with a number of shares of Common Stock (including fractional shares) equal to the Director Fees payable divided by the Fair Market Value of one share of the Common Stock, as defined in Section 11 hereof, on the date on which such Director Fees are payable. If a dividend or distribution is paid on the Common Stock in cash or property other than Common Stock, on the date of payment of the dividend or distribution to holders of the Common Stock each Deferred Stock Compensation Account shall be credited with a number of shares of Common Stock (including fractional shares) equal to the number of shares of Common Stock credited to such Account on the date fixed for determining the shareholders entitled to receive such dividend or distribution times the amount of the dividend or distribution paid per share of Common Stock divided by the Fair Market Value of one share of the Common Stock, as defined in
Section 11 hereof, on the date on which the dividend or distribution is paid. If the dividend or distribution is paid in property, the amount of the dividend or distribution shall equal the fair market value of the property on the date on which the dividend or distribution is paid. The Deferred Stock Compensation Account of a Director shall be charged on the date of distribution with any distribution of shares of Common Stock made to the Director from such Account pursuant to Section 5(c) hereof.

         (b) Adjustment and Substitution. The number of shares of Common Stock credited to each Deferred Stock Compensation Account, and the number of shares of Common Stock available for issuance or crediting under the Plan in each calendar year in accordance with Section 1 hereof, shall be proportionately adjusted to reflect any dividend or other distribution on the outstanding Common Stock payable in shares of Common Stock or any split or consolidation of the outstanding shares of Common Stock. If the outstanding Common Stock shall, in whole or in part, be changed into or exchangeable for a different class or classes of securities of the Corporation or securities of another corporation or cash or property other than Common Stock, whether through reorganization, reclassification, recapitalization, merger, consolidation or otherwise, the Board of the Corporation shall adopt such amendments to the Plan as it deems necessary to carry out the purposes of the Plan, including the continuing deferral of any amount of any Deferred Stock Compensation Account.

         (c) Manner of Payment. The balance of a Director's Deferred Stock Compensation Account will be paid in shares of Common Stock to the Director or, in the event of the Director's death, to the Director's designated beneficiary, in accordance with the Stock Deferral Election. A Director may elect at the time of filing of the Notice of Election for a Stock Deferral Election to receive payment of the shares of Common Stock credited to the Director's Deferred Stock Compensation Account in annual installments rather than a lump sum, provided that the payment period for installment payments shall not exceed ten years following the Payment Commencement Date as described in Section 6 hereof. The number of shares of Common Stock distributed in each installment shall be determined by multiplying (i) the number of shares of Common Stock in the Deferred Stock Compensation Account on the date of payment of such installment, by (ii) a fraction, the numerator of which is one and the denominator of which is the number of remaining unpaid installments, and by rounding such result down to the nearest whole number of shares. The balance of the number of shares of Common Stock in the Deferred Stock Compensation Account shall be appropriately reduced in accordance with Section 5(a) hereof to reflect the installment payments made hereunder. Shares of Common Stock remaining in a Deferred Stock Compensation Account pending distribution pursuant to this Section 5(c) shall continue to be credited with respect to dividends or distributions paid on the Common Stock pursuant to Section 5(a) hereof and shall be subject to adjustment pursuant to Section 5(b) hereof. If a lump sum payment or the final installment payment hereunder would result in the issuance of a fractional share of Common Stock, such fractional share shall not be issued and cash in lieu of such fractional share shall be paid to the Director based on the Fair Market Value of a share of Common Stock, as defined in Section 11 hereof, on the date immediately preceding the date of such payment. The Corporation shall issue share certificates to the Director, or the Director's designated beneficiary, for the shares of Common Stock distributed hereunder, or if requested in writing by the Director, the shares to be distributed shall be added to the Director's account under the Corporation's Dividend Reinvestment Plan. As of the date on which the Director is entitled to receive payment of shares of Common Stock, a Director shall be a shareholder of the Corporation with respect to such shares. Notwithstanding the provisions of any Stock Deferral Election, if the Fair Market Value of any Deferred Stock Compensation Account (including any separate Account maintained for a Director as referred to in the second sentence of
Section 5(a)) as of the Payment Commencement Date is less than $5,000, the Corporation may in its discretion pay the balance of the Account to the Director or the Director's designated beneficiary in a single lump sum.

                                    SECTION 6

                            Payment Commencement Date

         Payment of amounts in a Deferred Cash Compensation Account or a Deferred Stock Compensation Account shall commence on March 30 (or if March 30 is not a business day, on the first preceding business day) of the calendar year following the calendar year during which the Director ceases to be a member of all Boards for any reason, including death or disability.

                                    SECTION 7

                             Beneficiary Designation

         A Director may designate, in the Beneficiary Designation form prescribed by the Corporation, any person to whom payments of cash or shares of Common Stock are to be made if the Director dies before receiving payment of all amounts due hereunder. A beneficiary designation will be effective only after the signed beneficiary designation form is filed with the Secretary of the Corporation while the Director is alive and will cancel all beneficiary designations signed and filed earlier. If the Director fails to designate a beneficiary, or if all designated beneficiaries of the Director die before the Director or before complete payment of all amounts due hereunder, any remaining unpaid amounts shall be paid in one lump sum to the estate of the last to die of the Director or the Director's designated beneficiaries, if any.

                                    SECTION 8

                          Non-Alienability of Benefits

         Neither the Director nor any beneficiary designated by the Director shall have the right to, directly or indirectly, alienate, assign, transfer, pledge, anticipate or encumber (except by reason of death) any amount that is or may be payable hereunder, nor shall any such amount be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Director or the Director's designated beneficiary or to the debts, contracts, liabilities, engagements, or torts of any Director or designated beneficiary, or transfer by operation of law in the event of bankruptcy or insolvency of the Director or any beneficiary, or any legal process.

                                    SECTION 9

                           Nature of Deferred Accounts

         Any Deferred Cash Compensation Account or Deferred Stock Compensation Account and any cash fractional amount accumulated under Section 3(c) shall be established and maintained only on the books and records of the Corporation or a Subsidiary, and no assets or funds of the Corporation, a Subsidiary or the Plan or shares of Common Stock of the Corporation shall be removed from the claims of the Corporation's or a Subsidiary's general or judgment creditors or otherwise made available until such amounts are actually payable to Directors or their designated beneficiaries as provided herein. The Plan constitutes a mere promise by the Corporation or a Subsidiary to make payments in the future. The Directors and their designated beneficiaries shall have the status of, and their rights to receive a payment of cash or shares of Common Stock under the Plan shall be no greater than the rights of, general unsecured creditors of the Corporation or the applicable Subsidiary. No person shall be entitled to any voting rights with respect to shares credited to a Deferred Stock Compensation Account and not yet payable to a Director or the Director's designated beneficiary. The Corporation and Subsidiaries shall not be obligated under any circumstance to fund their respective financial obligations under the Plan and the Plan is intended to constitute an unfunded plan for tax purposes. However, the Corporation or any Subsidiary may, in its discretion, set aside funds in a trust or other vehicle, subject to the claims of its creditors, in order to assist it in meeting its obligations under the Plan, if such arrangement will not cause the Plan to be considered a funded deferred compensation plan under the Internal Revenue Code of 1986, as amended, and provided, further, that any trust created by the Corporation or a Subsidiary, and any assets held by such trust to assist the Corporation or the Subsidiary in meeting its obligations under the Plan will conform to the terms of the model trust, as described in Rev. Proc. 92-64, 1992-2 C.B. 422 or any successor.

                                   SECTION 10

                   Administration of Plan; Hardship Withdrawal

         Full power and authority to construe, interpret, and administer the Plan shall be vested in the Board of the Corporation. Decisions of such Board shall be final, conclusive, and binding upon all parties. Notwithstanding the terms of a Cash Deferral Election or a Stock Deferral Election made by a Director hereunder, the Board of the Corporation may, in its sole discretion, permit the withdrawal of amounts credited to a Deferred Cash Compensation Account or shares credited to a Deferred Stock Compensation Account with respect to Director Fees previously payable, upon the request of a Director or the Director's representative, or following the death of a Director upon the request of a Director's beneficiary or such beneficiary's representative, if such Board determines that the Director or the Director's beneficiary, as the case may be, is confronted with an unforeseeable emergency. For this purpose, an unforeseeable emergency is an unanticipated emergency caused by an event that is beyond the control of the Director or the Director's beneficiary and that would result in severe financial hardship to the Director or the Director's beneficiary if an early hardship withdrawal were not permitted. The Director or the Director's beneficiary shall provide to such Board such evidence as the Board, in its discretion may require to demonstrate that such emergency exists and financial hardship would occur if the withdrawal were not permitted. The withdrawal shall be limited to the amount or to the number of shares, as the case may be, necessary to meet the emergency. For purposes of the Plan, a hardship shall be considered to constitute an immediate and unforeseen financial hardship if the Director has an unexpected need for cash to pay for expenses incurred by him or a member of his immediate family (spouse and/or natural or adopted children) such as those arising from illness, casualty loss, or death. Cash needs arising from foreseeable events, such as the purchase or building of a house or education expenses will not be considered to be the result of an unforeseeable financial emergency. Payment shall be made, as soon as practicable after the Board of the Corporation approves the payment and determines the amount of the payment or number of shares which shall be withdrawn, in a single lump sum from the portion of the Deferred Cash Compensation Account or Deferred Stock Compensation Account, as applicable, for calendar years beginning on or after January 1, 1994 with the longest number of installment payments first, and then from the portion of the same account representing calendar years beginning prior to January 1, 1994 with the latest Payment Commencement Dates first, in each case in accordance with Section 4(b)(3)(E) if the distribution is from the Deferred Cash Compensation Account. No Director shall participate in any decision of such Board regarding such Director's request for a withdrawal under this Section 10.

                                   SECTION 11

                                Fair Market Value

         Fair market value of the Common Stock shall be the mean between the following prices, as applicable, for the date as of which fair market value is to be determined as quoted in The Wall Street Journal (or in such other reliable publication as the Board of the Corporation or its delegate, in its discretion, may determine to rely upon): (a) if the Common Stock is listed on the New York Stock Exchange, the highest and lowest sales prices per share of the Common Stock as quoted in the NYSE-Composite Transactions listing for such date, (b) if the Common Stock is not listed on such exchange, the highest and lowest sales prices per share of Common Stock for such date on (or on any composite index including) the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which the Common Stock is listed, or (c) if the Common Stock is not listed on any such exchange, the highest and lowest sales prices per share of the Common Stock for such date on the National Association of Securities Dealers Automated Quotations System or any successor system then in use ("NASDAQ"). If there are no such sale price quotations for the date as of which fair market value is to be determined but there are such sale price quotations within a reasonable period both before and after such date, then fair market value shall be determined by taking a weighted average of the means between the highest and lowest sales prices per share of the Common Stock as so quoted on the nearest date before and the nearest date after the date as of which fair market value is to be determined. The average should be weighted inversely by the respective numbers of trading days between the selling dates and the date as of which fair market value is to be determined. If there are no such sale price quotations on or within a reasonable period both before and after the date as of which fair market value is to be determined, then fair market value of the Common Stock shall be the mean between the bona fide bid and asked prices per share of Common Stock as so quoted for such date on NASDAQ, or if none, the weighted average of the means between such bona fide bid and asked prices on the nearest trading date before and the nearest trading date after the date as of which fair market value is to be determined, if both such dates are within a reasonable period. The average is to be determined in the manner described above in this Section 11. If the fair market value of the Common Stock cannot be determined on the basis previously set forth in this Section 11 on the date as of which fair market value is to be determined, the Board of the Corporation or its delegate shall in good faith determine the fair market value of the Common Stock on such date. Fair market value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.

                                   SECTION 12

                       Securities Laws; Issuance of Shares

         The obligation of the Corporation to issue or credit shares of Common Stock under the Plan shall be subject to (i) the effectiveness of a registration statement under the Securities Act of 1933, as amended, with respect to such shares, if deemed necessary or appropriate by counsel for the Corporation, (ii) the condition that the shares shall have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange, if any, on which the Common Stock shares may then be listed and (iii) all other applicable laws, regulations, rules and orders which may then be in effect. If, on the date on which any shares of Common Stock would be issued pursuant to a Current Stock Election or credited to a Deferred Stock Compensation Account, sufficient shares of Common Stock are not available under the Plan or the Corporation is not obligated to issue shares pursuant to this Section 12, then no shares of Common Stock shall be issued or credited but rather, in the case of a Current Stock Election, cash shall be paid in payment of the Director Fees payable, and in the case of a Deferred Stock Compensation Account, Director Fees and dividends which would otherwise have been credited in shares of Common Stock shall be credited in cash to a Deferred Cash Compensation Account in the name of the Director. The Board of the Corporation shall adopt appropriate rules and regulations to carry out the intent of the immediately preceding sentence if the need for such rules and regulations arises.

                                   SECTION 13

                                  Governing Law

         The provisions of this Plan shall be interpreted and construed in accordance with the laws of the Commonwealth of Pennsylvania.

                                   SECTION 14

                    Effective Date; Amendment and Termination

         The Plan was adopted by the Board of Directors of the Corporation on March 26, 1992 and became effective on May 14, 1992, the date of approval approval of the Plan by the shareholders of the Corporation at its 1992 Annual Meeting. The Board of Directors of the Corporation may amend or terminate the Plan at any time, provided that no such amendment or termination shall adversely affect rights with respect to amounts or shares then credited to any Deferred Cash Compensation Account or Deferred Stock Compensation Account.